EXHIBIT 10-1

LOAN AGREEMENT FOR CONSTRUCTION AND OTHER MATTERS

          THIS LOAN AGREEMENT (herein “Agreement”) is entered into this November 18, 2005 by and between PINEAPPLE HOUSE OF BREVARD, INC., a Florida corporation, whose mailing address is 1684 W. Hibiscus Blvd., Melbourne, Florida 32901 (herein referred to as “Borrower”), and BRANCH BANKING AND TRUST COMPANY, whose mailing address is 255 South Orange Avenue, Suite 112, Orlando, Florida 32801 (herein referred to as “Lender”).

R E C I T A L S:

          A.          Borrower has negotiated with Lender for a loan in the principal amount of FOURTEEN MILLION AND NO/100 DOLLARS ($14,000,000.00) to be used by Borrower for funding a portion of the monies for the construction of improvements (the “Improvements”) consisting of 33 residential condominium units and parking in an 8-story structure in Phase I and construction of 22 residential condominium units each in Phases II and III, on a parcel of real estate in Brevard County, Florida, described on attached Exhibit “A” (herein referred to as  “Land”). (The Improvements and the Land are hereinafter collectively referred to as the “Premises”).

          B.          Borrower and Lender wish to enter into this Agreement in order to set forth (among other things) the terms and conditions of the disbursement of said construction loan:

          NOW, THEREFORE, in consideration of the premises and the sum of Ten and No/100 Dollars ($10.00) each to the other in hand paid the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

ARTICLE I

LOAN DOCUMENTS

          Prior to any disbursements, Borrower shall execute and deliver, or cause to be executed and delivered, to Lender the following documents (hereinafter collectively and together with this Agreement referred to as “Loan Documents”), all in a form satisfactory to Lender:

          1.          Note.  A promissory note of even date herewith executed by Borrower and payable to the order of Lender in the principal amount of $14,000,000.00.

          2.          Real Estate Mortgage and Security Agreement.  A mortgage and security agreement (the “Mortgage”) encumbering (among other things) the Land which upon recordation shall constitute a first lien on said property, and which mortgage shall be in a form satisfactory to Lender and shall be subject only to those exceptions and matters satisfactory to Lender.  The Mortgage shall contain a future advance clause allowing Lender, but not obligating Lender, to make future advances; provided, however, that the maximum principal amount to be secured by the Mortgage at any time or times shall be that amount set forth in the Mortgage.

          3.          UCC 1 Financing Statements.  UCC-1 Financing Statements (state and local) covering all personal property, fixtures, and equipment placed or to be placed on or under said Premises, and such other documents as will insure Lender a first perfected security interest in and to said personal property, fixtures, and equipment, including all licenses, permits, plans and specifications relating to the development of the Land.

          4.          Assignment of Leases and Rents.  A general collateral assignment of all contracts, leases, income, rents and profits from or concerning the Premises.

          5.          Mortgagee Title Insurance Binder and Policy.  A mortgagee title insurance binder and policy in the face amount of $14,000,000.00, insuring the Mortgage as a valid first lien on the Land subject only to exceptions as shall be approved in writing by Lender issued by a title insurance company satisfactory to Lender, containing such endorsements, and in a form satisfactory to and approved by Lender, including such reinsurance agreements, if any, as shall be approved by Lender.  All standard title exceptions for Construction liens, survey matters, and rights of parties in possession shall be eliminated from and not included in the mortgagee title insurance policy.

          6.          Unconditional Guaranty of Payment and Performance.  Borrower’s obligations of payment and performance under this Agreement and under the documents evidencing, securing, or in any way related to the loan by Lender to Borrower shall be unconditionally jointly and severally guaranteed by THE GOLDFIELD CORPORATION, a Delaware corporation (herein “Goldfield”), SOUTHEAST POWER CORPORATION, a Florida corporation (herein “Southeast Power”), BAYSWATER DEVELOPMENT CORPORATION, a Florida corporation (herein “Bayswater”), and OAK PARK OF BREVARD, INC., a Florida corporation (herein “Oak Park”) (herein collectively referred to as “Guarantor”) in a form satisfactory to Lender.

          7.          Survey.  A survey, certified to Lender and the title insurance company, satisfactory to Lender, of all properties covered by the Mortgage showing public access to the Premises and all improvements and no encroachments or easements on the property lines.  Foundation perimeters are to be added to the survey by the surveyor as soon as they are in place for all buildings.  The survey shall be updated from time to time as required by Lender.  A final survey shall be furnished after all improvements are completed on the Premises.  The Survey shall additionally certify to Lender whether the Land is or is not located within an area identified pursuant to the Flood Disaster Act of 1973 as having flood hazards.

          8.          Environmental Certification and Indemnity Agreement.  An agreement by the Borrower and Guarantors in favor of Lender whereby they jointly and severally warrant that, to the best of their knowledge, the Premises do not and shall not contain at any time any hazardous pollutants or toxic materials and whereby they jointly and severally indemnify Lender against any of same and agree to certain other terms and conditions concerning such substances.

          9.          Agreement to Comply With The Americans With Disabilities Act of 1990 and Florida Americans With Disabilities Accessibility Implementation Act.  An Agreement by the Borrower in favor of Lender whereby Borrower agrees to comply with the Americans With Disabilities Act of 1990 and Florida Americans With Disabilities Accessibility Implementation Act.

          10.        Agreement Regarding Closing of Loan. An Agreement between the parties regarding the closing of the Loan.

          11.        Collateral Assignment of Contract Rights.  A collateral assignment by the Borrower in favor of the Lender of all contract rights of the Borrower in and to any contracts or documents concerning the improvement or use of the Land.

          12.        Opinion of Counsel.  An opinion of counsel licensed in the State of Florida and satisfactory to Lender shall be furnished to Lender prior to Closing to the effect that (a) all of the Loan Documents are valid and enforceable and legally convey to Lender all of the rights therein stated and purported to be conveyed; (b) Borrower and Guarantors have the full right and legal authority to carry out the terms of this agreement and any documentation to be executed pursuant to this agreement; (c) the zoning of the property permits the construction of the proposed Improvements; (d) the Loan does not violate in any manner the usury laws of the State of Florida and that the manner and payment of interest under the Loan and all charges required to be paid under the Loan (including any prepaid interest, service charges, participation payments, additional interest, commitment fees, brokers’ fees, interest reserve, loan management fees and all other charges contemplated hereunder, if any) are neither illegal nor usurious in any manner under the laws of the State of Florida; and (e) there is no threatened or pending litigation or administrative or governmental action of any nature which (i) would prohibit Borrower from entering into the Loan and executing all documents required in connection therewith, (ii) would affect the validity or enforceability of this Agreement, the Notes or other Loan Documents, or (iii) would adversely effect Lender’s rights or remedies.

          13.          Appraisal.  A current appraisal performed by a qualified, independent fee appraiser selected by the Lender which shall be in accordance with the Lender’s current guidelines (except as may be waived by the Lender in Lender’s sole discretion.  Lender may at any time while the Loan remains outstanding, have the Project reappraised at Borrower’s expense.  Such appraisal must be acceptable in all respects to Lender.  Under no instances will the aggregate amount advanced under the loan exceed 80% of the appraised discounted value of the collateral.

ARTICLE II

WARRANTIES OF BORROWER

          Borrower hereby warrants to Lender as follows:

          1.          Validity of Loan Documents.  That the Loan Documents are in all respects legal, valid, and binding according to their terms and grant to Lender a direct, valid, and enforceable first lien security interest in the Premises and the personalty located thereon.

          2.          Corporate Existence of Borrower; Compliance with Law.  That Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. That Borrower has the corporate power to own its properties and to carry on its business as now being conducted, and Borrower is in compliance with all other requirements of law applicable to it and to its business.

          3.          Priority of Lien on Personalty.  That no bill of sale, security agreement, financing statement, or other title retention agreement (except those executed in favor of Lender) has been or will be executed with respect to any personal property, equipment, or fixtures used in conjunction with the construction, operation, or maintenance of the Improvements.

          4.          Conflicting Transactions of Borrower.  That the consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, or other instrument to which Borrower is a party or by which it may be bound or affected.

          5.          Other Loans.  That the Borrower has not procured subordinate financing in connection with the purchase of the Land nor has the Borrower procured a loan or loans from other sources other than Lender for the work contemplated by this Loan Agreement and will not procure such loans, unless approved by Lender in writing.

          6.          Pending Litigation.  That there are no actions, suits, or proceedings pending, or to the knowledge of Borrower threatened against or affecting it or the Premises, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at law or in equity, or before or by any governmental authority, except actions, suits and proceedings which are fully covered by insurance and which, if adversely determined, would not substantially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and to the Borrower’s knowledge it is not in default with respect to any order, writ, injunction, decree, or demand of any court or any governmental authority.

          7.          Violations of Governmental Law, Ordinances or Regulations.  That Borrower has no knowledge of any violations or notices of violations of any federal or state law or municipal ordinance or order or requirement of the county or city in which the Premises are located or any municipal department or other governmental authority having jurisdiction affecting the Premises, which violations in any way relate to or affect the Premises.

          8.          Compliance with Zoning Ordinances and Similar Laws. That the Plans and Specifications and construction pursuant thereto and the use of the premises contemplated thereby comply and will comply with all governmental laws and regulations, and requirements, standards, and regulations of appropriate supervising boards of fire underwriters and similar agencies.

          9.          Compliance with Division of Florida Land Sales and Condominiums.  That all approvals and permits that are required to date from the Division of Florida Land Sales and Condominiums have been obtained and that copies of all condominium documents relating to subsequent stages of the development, approvals and permits (when received) shall be immediately delivered to Lender.

          10.        Availability of Utilities.  That all utility services necessary for the construction of the Improvements and the operation thereof for their intended purpose are available on or at the boundaries of the Land, including water supply, storm and sanitary sewer facilities, electric and telephone facilities.

          11.        Building Permits.  That all building permits and other approvals of governmental authorities or quasi-governmental authorities or agencies required for the construction of the Improvements, have been obtained or shall be obtained prior to institution of construction and copies of same shall be or have been delivered to Lender.  That Borrower will deliver to Lender copies of all building permits relating to subsequent phases of the development within five (5) days after issuance.

          12.        Condition of Premises.  That the Premises are not now damaged or injured as a result of any fire, explosion, accident, flood, or other casualty.

          13.        Brokerage Commissions.  That any brokerage commissions due in connection with the transaction contemplated hereby have been paid in full and that any such commissions coming due in the future will be promptly paid by Borrower.  Borrower agrees to and shall indemnify Lender from any liability, claims, or losses arising by reason of any such brokerage commissions.  This provision shall survive the repayment of the loan made in connection herewith and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

          14.          Non-Commencement of Construction.  That Borrower has not caused or permitted any labor to be furnished in connection with construction of the Improvements or caused or permitted any materials to be delivered to the Premises that has not been paid for in full; and that neither the contractor nor any supplier or subcontractor shall be permitted to deliver any materials to the Premises or excavate for footings, or otherwise perform any work on the Premises until the Mortgage shall be recorded and that subsequent to the recordation of the Mortgage, Borrower shall record and post a Notice of Commencement (but only as to that portion of the Land upon which Improvements have been approved by Lender to be constructed) and shall fully comply with the requirements of Florida’s Construction Lien law.

          15.          Equity.  That the Use of Proceeds Schedule (herein the “Use of Proceeds Schedule”) form attached hereto as Exhibit “B” relates the understanding of all parties as to the distribution of loan funds and that Borrower will document in a form satisfactory to Lender all funds shown in the “Borrowers Equity” column.  Although the Use of Proceeds Schedule sets forth the proposed distribution of loan proceeds, Lender in its sole and absolute discretion may reallocate the funds of the Loan and disburse same other than in accordance with the Use of Proceeds Schedule as Lender shall determine.

          16.          Equity Funds:  Borrower shall pay and deliver to Lender satisfactory evidence of payment of that portion of the total project cost shown on the Use of Proceeds as “Borrower Equity”, and shall deliver to Lender such other and detailed information concerning the components of the total project cost as may be required by Lender.  Any portion of the total project cost allocated to Borrower Equity and not paid or otherwise accounted for to Lender’s satisfaction shall, at Lender’s option, be deposited by Borrower with Lender, together with any other funds required to be so deposited under this Agreement (the “Equity Funds”), such funds to be held and disbursed by Lender as provided in this Agreement.  In the event the total project cost increases, Borrower Equity will increase accordingly and Borrower shall deliver to Lender additional satisfactory evidence of payment.  There shall be at all times undisbursed funds sufficient to complete the project, otherwise Lender has the option to require expenditures of such additionally required funds by Borrower prior to any subsequent disbursement by Lender.

          17.          Presold Units.  That as a condition precedent to the loan closing, the Borrower shall provide evidence of a level of presales that totals a gross sales amount of $11,700,000.00 for commencement of construction of Phase I of the Project.  For purposes of this paragraph, a “pre-sale” is defined as (1) a valid, binding contract for sale and purchase, and (2) a minimum 10% non-refundable deposit, collaterally assigned to Lender (subject to the provisions of Chapter 713, Florida Statutes) and deposited with Lender. Presales for Phases II and III are required to total fifty percent (50%) of the sellout of each phase prior to funding and commencement of construction for each of those phases of the project.

          18.          Leases.  That all leases furnished to Lender shall be subordinate to the lien of the Loan Documents and that the leases as presented to Lender will include any and all amendments and modifications thereto and that Borrower will neither seek nor permit any further amendment or modifications of the leases, or any of them, as approved by Lender, without the prior written consent of Lender.  At its option, Lender may execute a non-disturbance agreement with any lessee.  The parties to the leases may be required to execute estoppel letters satisfactory to Lender’s counsel.  Lender shall have the right to approve the credit worthiness of lessees, and rent and common area maintenance charges to be paid by lessees.

          19.          Growth Management Compliance.  The Land, the construction of the Improvements and its proposed/intended use are in full compliance with all aspects of Florida Statutes Chapter 163 as amended (Growth Management Act) and the applicable local comprehensive plan adopted pursuant thereto and that Borrower has obtained all necessary approvals and permits and all applicable capacities have been reserved so that full development of the Land can be immediately undertaken without further requirements of contribution by Borrower or its successors in interest.

          20.          Recitals.  The Recitals are true and correct and are incorporated herein by reference verbatim.

ARTICLE III

COVENANTS OF BORROWER

          Borrower hereby covenants and agrees with Lender as follows:

          1.          Other Loans.  To procure no subordinate financing in connection with the purchase of the Land nor to procure a loan or loans from other sources other than Lender for the work contemplated by this Loan Agreement, unless approved by Lender in writing.

          2.          Construction Contract.  (i) To permit no default under the terms of the Construction Contract or any contract relating to the construction of the Improvements, (ii) to waive none of the obligations of the Contractor or any subcontractor thereunder, (iii) to do no act which would relieve the Contractor or a subcontractor from its obligations to construct the Improvements according to the Plans and Specifications, and (iv) to make no amendments, other than change orders as may be permitted hereunder, to the Construction Contract or a contract without the written consent of Lender.

          3.          Agreement of Architect/Engineer.  To promptly furnish Lender with an agreement acceptable to Lender by Borrower’s Architect/Engineer that, in the event of default by Borrower under the terms of any of the Loan Documents, Architect/Engineer will, at the request of Lender (i) continue performance pursuant to its agreement with Borrower until completion of construction of the Improvements, provided Architect/Engineer is reimbursed in accordance with said agreement for all such services rendered and (ii) permit Lender to use the Plans and Specifications at no cost to Lender.

          4.          Agreement of Contractor.  To promptly furnish Lender with agreements acceptable to Lender that, in the event of default by Borrower under the terms of the Loan Documents, the Contractor or major subcontractors will, at the request of Lender, continue performance pursuant to their agreement with Borrower, until completion of construction of the Improvements, provided the Contractor or subcontractors are reimbursed in accordance with its agreement with Borrower.

          5.          Insurance.  To obtain such insurance or evidence of insurance as Lender may reasonably require, including but not limited to the following:

                       (i)          Builder’s Risk Insurance.  Builder’s risk and such other hazard insurance as Lender may require with standard non-contributing mortgagee clauses and standard subrogation clauses, such insurance to be in such amounts and form and by such companies as shall be approved by Lender, and the originals of such policies (together with appropriate endorsements thereto, evidence of payment of premiums thereon, and written agreement by the insurer or insurers therein to give Lender thirty (30) days’ prior written notice of intention to cancel or amend) shall be promptly delivered to Lender; said insurance coverage to be kept in full force and effect at all times until the completion of construction of said Improvements.

                      (ii)         Hazard Insurance.  With respect to any buildings now or hereafter constructed on the Lands, “special form” coverage insurance, and such other hazard insurance (including but not limited to business interruption insurance and rent loss insurance) as Lender may require with standard non-contributing mortgagee clauses and standard subrogation clauses, such insurance to be in such amounts and form and by such companies as shall be approved by Lender, and the originals of such policies (together with appropriate endorsements thereto, evidence of payment of premiums thereon, and written agreement by the insurer or insurers therein to give Lender thirty (30) days’ prior written notice of intention to cancel or amend) shall be promptly delivered to Lender; such insurance to be obtained immediately upon completion of construction of said Improvements and before issuance of the Certificate of Occupancy and before any portion of the Premises is occupied by Borrower or any tenant of Borrower with such insurance to be kept in full force and effect at all times thereafter until the payment in full of the loan evidenced by the Note.

                      (iii)        Comprehensive General Liability and Statutory Workers’ Comprehensive Insurance.  A certificate from an insurance company indicating that Borrower and Contractor are covered to the satisfaction of Lender by comprehensive general liability insurance coverage and statutory workers’ compensation coverage.

                       (iv)       Flood Insurance.  Flood insurance issued by an acceptable company in the amount of the loan or the maximum coverage available or appropriate evidence that such insurance is not necessary.

          6.           Collection of Insurance Proceeds.  To cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to them in connection with the transactions contemplated hereby and the collection of any indebtedness or obligation of Borrower to Lender incurred hereunder (including the payment by Borrower of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Premises).

          7.          Application of Loan Proceeds.  To use the proceeds of the loan being made pursuant to the Loan Documents solely for the purpose of paying for the costs contained in the Use of Proceeds Schedule (hereinafter defined) and in no event to use any of the loan proceeds for personal, family or household purposes.

          8.          Expenses.  To pay, upon demand by Lender all costs of closing the loan contemplated hereunder and all expenses of Lender with respect thereto including but not limited to fees of Lender’s Inspector, attorneys’ fees (including attorneys’ fees, paralegal fees and other fees and costs incurred by Lender subsequent to closing of the loan in connection with the disbursement, administration, collection, restructure, amendment, or transfer of the loan whether prior to or after commencement of litigation, mediation, arbitration, trial, retrial, appeal, bankruptcy or any other proceedings), advances, recording expenses, surveys, title insurance premiums, intangible taxes, documentary stamps, surtax and other revenue fees, escrow fees, recording costs, architect or engineer’s costs and inspection fees, expenses of foreclosure (including reasonable attorneys’ fees) and similar items, and to allow all closing papers, loan documents and other legal matters to be subject to the approval of Lender’s attorneys.  Following an event of default, Lender shall have the right and option to deduct the amount of any such expense from the un-disbursed loan proceeds and such deduction shall constitute a loan disbursement under this Agreement.

          9.          Commencement and Completion of Construction.  Construction of the Improvements shall commence within 30 days of the date hereof but in no event prior to recording a Notice of Commencement (if the Construction of Improvements is such that requires a Notice of Commencement to be filed under Chapter 713, Florida Statutes, and then only as to such Improvements as are approved by Lender for commencement of construction and that portion of the Land upon which those Improvements are to be constructed upon) and Borrower shall diligently pursue said construction to completion; and shall supply such sums of money and perform such duties as may be necessary to complete the construction of said Improvements pursuant to the Plans and Specifications and in full compliance with all terms and conditions of the Loan Documents, all of which shall be accomplished on or before October 1, 2007, and without liens, claims, or assessments (actual or contingent) asserted against the Premises for any material, labor, or other items furnished in connection therewith and all in full compliance with the Florida’s Construction Lien Law, Chapter 713, Florida Statutes, and further in compliance with all construction, use, building, zoning, and other similar requirements of any pertinent governmental authority and all other restrictions, if any, affecting the Premises; evidence of satisfactory compliance with all of which Borrower will provide to Lender upon request therefor by Lender.

          10.          Access.  Except for driveways located on the Premises, the rights of way for all roads necessary for the full utilization of the Improvements for their intended purposes have either been acquired by the appropriate governmental authority or have been dedicated to public use and accepted by such governmental authority, and all such roads shall have been completed, or all necessary steps shall have been taken by the Borrower and such governmental authority to assure the complete construction and installation thereof prior to the date upon which access to the Premises via such roads will be necessary.  All curb cuts and traffic signals shown on the plans and specifications are existing or have been fully approved by all necessary governmental authorities.

          11.          Right of Lender to Inspect Premises.  To permit Lender and its representatives and agents to enter upon the Premises and to inspect the Improvements and all materials to be used in the construction thereof and to cooperate and cause Contractor to cooperate with Lender and its representatives and agents during such inspections (including making available to Lender working copies of the Plans and Specifications together with all related supplementary materials), provided, however, that this provision shall not be deemed to impose upon Lender any obligation to undertake such inspections.

          12.          Correction of Defects.  To promptly correct any structural defect in the Improvements or any departure from the Plans and Specifications not permitted by Paragraph 2 of this Article III which has not been previously approved by Lender.  The advance of any loan proceeds shall not constitute a waiver of Lender’s right to require compliance with this covenant.

          13.          Sign Regarding Construction Financing.  Lender will erect and maintain on a site suitable to Lender on the Premises a sign furnished by Lender indicating that construction financing is being provided by Lender, all to the reasonable satisfaction of Lender and Borrower shall prevent the destruction or removal of said sign without the prior written approval of Lender.

          14.          Books and Records.  To keep and maintain proper and accurate books, records and accounts reflecting all items of income and expense of Borrower in connection with the Premises and the construction thereon; and, upon the request of Lender, to make such books, records, and accounts immediately available to Lender for inspection or independent audit.  Such inspection shall take place in the Melbourne, Florida, offices of Borrower during normal business hours.

          15.          Notification of Claims by Subcontractors and Materialmen.  To advise Lender immediately, and in writing, if Borrower receives any Notice to Owner, written or oral, from any laborer, subcontractor, or materialmen in connection with any labor or materials furnished in the construction of the Improvements.

          16.          Articles of Incorporation.  To furnish Lender a certificate of good standing of Borrower certified by the Secretary of State of the state of incorporation of Borrower.  Borrower shall also furnish to Lender the Articles of Incorporation and Bylaws of Borrower accompanied by a certificate from an appropriate officer of Borrower that the copy is complete and that neither the Articles of Incorporation nor Bylaws have been amended, annulled, rescinded, or revoked since the date of the certificate of the Secretary of State and a copy of resolutions of the Board of Directors of Borrower authorizing the execution, delivery, and performance of the Loan Documents and the borrowings hereunder, and specifying the officer or officers of Borrower authorized to execute the Loan Documents, accompanied by a certificate from an appropriate officer that the resolutions are true and complete, were duly adopted at a duly called meeting in which a quorum was present and acting throughout, or were duly adopted by written action, and have not been amended, annulled, rescinded or revoked in any respect and remain in full force and effect on the date of the certificate funds.

          The Articles of Incorporation and By-Laws will not, throughout the term of the Loan, be in any manner changed, modified or altered without the prior written consent of Lender.

          17.          Additional Documents.  To perform hereunder as follows:

                         (i)          Construction.  To furnish to Lender all instruments, documents, initial surveys, footing or foundation surveys (following the pouring of the final slab), certificates, plans and specifications, appraisals, title and other insurance, reports and agreements and upon request (a) financial statements of Borrower, Guarantor, and General Contractor, and (b) other or further information as to the financial condition of Borrower and any Guarantor, and (c) copies and/or lists of all paid and/or unpaid bills for labor and materials with respect to the construction of the Improvements, and (d) budgets of Borrower and revisions thereof showing estimated cost of construction of the improvements and funds required at any given time to complete and pay for such construction, and each and every other document and instrument required to be furnished by the terms of the commitment from Lender to Borrower dated July 7, 2005, as amended (herein “Commitment”).

                         (ii)          Preservation of Security.  To sign and deliver to Lender such documents, instruments, assignments, and other writings, and to do such other acts necessary or desirable, to preserve and protect the collateral at any time securing or intended to secure the Note, as Lender may require.

                         (iii)          This Agreement.  To do and execute all and such further lawful and reasonable acts, conveyances, and assurances in the law for the better and more effective carrying out of the intents and purposes of this Agreement as Lender shall reasonably require from time to time.

                         (iv)          Architect’s or Engineer’s Opinion.  To furnish to Lender an architect’s or engineer’s written opinion showing that the proposed improvements will be in compliance with all restrictions, ordinances, and regulations of any governmental agency having jurisdiction.

                         (v)          Building Permits.  To furnish to Lender copies of all building permits.

                         (vi)          Construction Schedule.  To furnish to Lender a construction progress schedule estimating each draw of construction funds.

                         (vii)          Engineer’s Report on Soil Conditions.  To furnish to Lender an engineer’s report on soil conditions and feasibility certification satisfactory to Lender.

                         (viii)          Proper Zoning.  To furnish to Lender appropriate certification that premises are properly zoned for construction of the Improvements.

                         (ix)          Construction Budget.  To furnish to Lender prior to Lender approving commencement of construction or funding, a cost breakdown and construction budget (“Construction Budget”) which must be agreed to by the Contractor and acceptable to Lender and Lender’s Inspector for the Improvements.

                         (x)          Utilities.  To furnish to Lender documentation satisfactory to Lender with respect to availability of adequate water and sewer facilities and other utilities and to furnish to Lender appropriate environmental approvals.

                         (xi)          Assignment of Rents and Leases.  If requested by Lender, to furnish a collateral assignment of Borrower’s interest in leases and rents in the Premises, assigning to Lender all leases now or hereafter entered into by Borrower and demising all or any part of the Premises.

                         (xii)          Construction Permits, Certificate of Occupancy. As a condition of funding this loan, Lender shall be furnished copies of the construction permits and Certificate of Occupancy for the individual lots or such other evidence acceptable to Lender that the lots have been approved for construction and occupancy by the city or county having jurisdiction thereof. Further, Borrower shall furnish Lender when available a certificate of occupancy or any other necessary certificate required by any governmental agency as to the Improvements being constructed on the Property.

                         (xiii)          Equity.  To furnish to Lender satisfactory documentation of payment for all costs shown in the “Borrower Equity” column of the Use of Proceeds Schedule.

                         (xiv)          Presold Units.  To furnish to Lender sales contracts in a form satisfactory to Lender, pursuant to the requirements of paragraph 17 of Article II of this Loan Agreement, prior to the date of closing this loan.

                         (xv)          Condominium Documents.  To furnish to Lender appropriate certification from the Division of Florida Land Sales and Condominiums that all required condominium documents have been duly filed and approved and to furnish Lender copies of all said documents.

                         (xvi)          Property Subdivision. As a condition of funding the loan, Borrower shall furnish Lender with documentation of the subdivision of the Property for the appropriate uses of the Property. This documentation must include documents evidencing approval of the subdivision by the appropriate municipal authority.

ARTICLE IV

METHOD AND CONDITIONS OF DISBURSEMENT OF LOAN PROCEEDS

          1.          Notwithstanding any other provision of this Agreement to the contrary, subsequent to the initial disbursement by Lender to Borrower of those items disbursed at Closing as shown on the Loan Settlement Statement, no further disbursements of loan proceeds shall be made until Borrower has executed and delivered, or caused to be executed and delivered, to Lender the following documents, all in a form satisfactory to Lender, which documents, upon delivery to Lender, shall also be considered Loan Documents:

                        (i)          Construction Contract.  An executed construction contract between Borrower and a major subcontractor or general contractor (herein “Contractor”), who is acceptable to Lender, agreeing to construct the Improvements in accordance with the plans and specifications delivered or to be delivered by Borrower to Lender at a guaranteed cost which is acceptable to the Lender. The contractor submitted to the Lender and approved by Lender as of the date hereof is M.H. Williams Construction.

                        (ii)          Final Plans and Specifications.  Two complete sets of final plans and specifications certified by Borrower’s Architect/Engineer, with the seal of the Architect/Engineer affixed, which plans and specifications shall be approved by an inspection contractor or engineer retained by Lender (herein referred to as “Lender’s Inspector”).

                        (iii)         Permits and Licenses.  Copies of all building permits, licenses, and other governmental approvals required for the construction of the Improvements.

                        (iv)         Evidence of Utilities.  Documentation acceptable to Lender to the effect that all utility services necessary for the construction of the Improvements and the operation therefor for their intended purpose are available at the boundaries of the Land, including water supply, storm and sanitary sewer facilities, electric and telephone facilities.

                        (v)          Insurance.  A certificate or other evidence that the (a) comprehensive general liability insurance identified in Paragraph 5(iii) of Article III, (b) Builders Risk insurance identified in Paragraph 5(i) of Article III, (c) Flood Insurance (if required) identified in paragraph 5 (iv) of Article III, and (d) Business Interruption insurance identified in Paragraph 5 (v) of Article III have been obtained and are in full force and effect.

                         (vi)         Payment and Performance Bond.  A dual obligee performance and payment bond underwritten by a “Best A-rated” surety in the full amount of each subcontractor’s  construction contract price, and in a form and issued by sureties acceptable to Lender, as to each major subcontractor as mutually agreed by Borrower and Lender.

                         (vii)        Other Documents.  Such other documents as may be required by this Agreement or as may be reasonably required by Lender.

                       (viii)       Borrower’s Equity.  Borrower has deposited with Lender all funds shown as Borrower’s Equity in the Use of Proceeds Schedule.

                       (ix)         Personal Guaranty of Michael H. Williams. Borrower shall provide Lender with an acceptable personal Guaranty of Michael H. Williams as to the payment and performance requirements of M. H. Williams Condominium Construction II, LLC, a Florida limited liability company, pursuant to the Construction Contract. Borrower hereby agrees that said Guaranty of Michael H. Williams is hereby collaterally assigned to Lender as further assurance of payment and performance of construction pursuant to the terms of this Loan Agreement.

          2.          Subsequent to its receipt of the documents identified above, and provided that Borrower is in Compliance with the terms and conditions hereof, Lender agrees to make disbursements to Borrower against the Note up to the full principal amount thereof in accordance with the Use of Proceeds Schedule (herein “Use of Proceeds Schedule”) furnished Lender by Borrower, a copy of which is attached hereto as Exhibit “B” and in accordance with and subject to the following procedure:

                         (i)          Certificate for Payment.  At such time as Borrower shall desire to obtain, subject to the other requirements hereof, a disbursement of any portion of the loan proceeds, Borrower shall complete, execute, and deliver to Lender a request for an advance on a form of draw request approved by Lender.

                         (ii)         Evidence of Progress of Construction.  The above said Certificate for Payment shall, upon the request of Lender be accompanied by evidence in form and content satisfactory to Lender, including but not limited to certificates and affidavits of Borrower, Contractor, Architect/Engineer or such other persons as Lender may require, showing that:

                                        (a)          The value of that portion of the Improvements completed at that time;

                                        (b)          All outstanding claims for labor, materials and fixtures for which prior Requests for Advance have been funded by Lender have been paid;

                                        (c)          There are no liens outstanding against the Premises except for Lender’s lien, other than inchoate liens for property taxes not yet due;

                                        (d)          Borrower has complied with all of Borrower’s obligations, as of the date thereof, under the Loan Documents;

                                        (e)          All construction prior to the date of the request for an advance has been done in accordance with the Plans and Specifications;

                                        (f)          Any surety bonds required by Lender are in full force and effect;

                                        (g)          All funds previously disbursed by Lender have been applied in accordance with the Use of Proceeds Schedule;

                                        (h)          Copies of all bills or statements for indirect expenses for which the advance is requested are attached to said Certificate of Payment; and

                                        (i)          Except as may be otherwise provided, all change orders shall have been approved in writing by Lender. Notwithstanding the foregoing, Borrower shall be permitted to execute change orders for changes costing $250,000.00 or less without the Bank’s prior approval up to a maximum of $500,000.00 worth of change orders.

          3.          Where the draw request relates to items other than payments for work performed or materials furnished under the Construction Contract or construction contracts, there shall be included a statement of the purposes for which the advance is desired and invoices for the same, as Lender shall reasonably require and approve.  In no event shall Lender be required to make disbursements based on the value of materials stored off-site.

                        (i)           Materials Stored On-Site.  The Lender is willing to make loan disbursements based on the invoice value of materials properly stored on the construction site. All invoices for materials stored on-site are subject to the Lender’s review and approval. The Lender must have a first lien on the materials stored on-site, and a disbursement therefor must not be in conflict with the terms of the construction contract.  A list must be submitted to the Lender of the materials to be stored on-site for which loan disbursements will be requested.  Such list must include a breakdown by type, number of units and cost per unit.

                        (ii)          Materials Stored Off-Site.  The Lender will not make loan disbursements based on the value of materials stored off-site.

          4.           Continuation of Title Insurance Coverage.  The above said Certificate for Payment shall, at the request of Lender, be accompanied by a satisfactory endorsement to the previously delivered mortgagee title insurance policy which endorsement shall (i) indicate that since the effective date of said policy (or the effective date of the last such endorsement, if any) there has been no change in the status of title to the Land as set out in said policy and (ii) have the effect of increasing the coverage of the policy by an amount equal to the advance then being made unless said policy expressly provides automatically and without condition for such increase in coverage upon each such disbursement.

          5.          Conditions Precedent to Each Disbursement.  At no time and in no event shall Lender be obligated to disburse funds:

                         (i)          if any event of default as delineated in Article V hereof shall have occurred and not have been cured; or

                         (ii)          if Lender, based upon the advice of Lender’s Inspector, believes that construction cannot be completed within the time required by this agreement; or

                         (iii)          if, in the sole opinion of Lender, the then estimated remaining cost of construction in accordance with the Plans and Specifications exceed the Use of Proceeds Schedule, and Borrower has failed to make arrangements satisfactory to Lender, in Lender’s sole discretion, for the payment of such additional costs; or

                         (iv)          if the Premises shall have been damaged by fire or other casualty and Lender shall not have received insurance proceeds sufficient in the sole judgment of Lender to effect the restoration of the Improvements in accordance with Plans and Specifications (and Borrower has failed to make arrangements satisfactory to Lender for the payment of such insurance insufficiency) and to permit the completion of the Improvements on or before the completion date set out in Paragraph 9 of Article III hereof; except, however, that Lender may continue to fund draws sufficient to make required interest payments so long as all other conditions of the draw are met; or

                        (v)           in excess of that recommended by Lender’s Inspector.

          6.           Retainage.  All loan disbursements shall be subject to the following retainages:

                        (i)          Five percent (5%) of that portion of each draw which is applicable to payments to be made under the construction contract with Contractor;

                        (ii)         The final loan disbursement shall be withheld by Lender, and shall be disbursed along with all other retainages under this paragraph 6 only upon compliance with the following requirements (in addition to the requirements for all other disbursements):

                                      (a)         Receipt by Lender of satisfactory evidence of the completion of the Improvements substantially in accordance with Plans and Specifications, and approval of such completion by local governmental authorities.

                                      (b)         Receipt by Lender of a satisfactory “as-built” blueprint of survey reflecting the location of the Improvements on the Land in accordance with the Plans and Specifications, together with a final release of mechanics’ liens executed by the contractor and each subcontractor and supplier giving statutory notice to Owner.

                                      (c)         Receipt by Lender of the requisite affidavits of the Owner of the Premises and the Contractor sufficient in the opinion of Lender’s counsel to comply with the Florida’s Construction Lien Law and dissolve any mechanics’ and materialmen’s liens (inchoate or otherwise) affecting title to the Premises.

                                      (d)         Policies of the insurance required by Lender under paragraph 5 of Article III to be delivered after completion of construction.

          7.          Notice, Frequency, and Place of Disbursements.  At the option of Lender (i) the above said draw request shall be submitted to Lender at least ten (10) business days prior to the date of the requested advance, (ii) disbursements shall be made no more frequently than monthly at the office of the Lender.

          8.          Required Additional Funds.  Borrower shall be required to supply additional funds over and above the amount of the loan proceeds in an amount equal to any difference between the maximum principal amount of the Loan and the final approved total cost (including without limitation, a sufficient reserve for funding of interest) to be incurred in connection with the construction of the Improvements.  As a condition of each draw, Borrower shall prove to Lender’s satisfaction that sufficient funds are available to complete the Improvements according to approved plans and specifications.

          9.          Deposit of Funds Advanced.  The above notwithstanding, following any event of default, at the option of Lender, Borrower shall deposit all loan proceeds advanced by Lender in a separate and exclusive account to be withdrawn and used solely for the payment of bills for labor, materials, and fixtures used or to be used in construction of the Improvements and will promptly furnish Lender with evidence thereof.

          10.          Advances to Contractor.  The above notwithstanding, following a default under Article V hereof, at its option Lender may make any or all advances for construction expenses directly to Contractor for deposit in an appropriately designated special bank account, and the execution of this Agreement by the Borrower shall and hereby does constitute an irrevocable direction and authorization to so advance the funds.  No further direction or authorization from Borrower shall be necessary to warrant such direct advances to Contractor, and all such advances shall satisfy completely the obligations of Lender hereunder and shall be secured by the Mortgage as fully as if made to Borrower, regardless of the disposition thereof by Contractor.

          11.          Advances to Title Insurance Company.  If Lender deems itself insecure, at its option, Lender may make any or all advances through the title insurance company insuring the lien of the Mortgage, and any portion of the loan so disbursed by Lender shall be deemed disbursed as of the date on which the title insurance company receives such disbursement.  The execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable direction and authorization to so advance the funds.  No further direction or authorization from Borrower shall be necessary to warrant such direct advances to the title insurance company, and all such advances shall satisfy completely the obligations of Lender hereunder and shall be secured by the Mortgage as fully as if made to Borrower, regardless of the disposition thereof by the title insurance company.

          12.          Advances Do Not Constitute a Waiver.  No advance of loan proceeds hereunder shall constitute a waiver of any of the conditions of Lender’s obligation to make further advances, nor in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be an event of default under Article V hereof.

          13.          Warranties and Representations True.  The warranties, representations, and covenants of Borrower in the Loan Documents shall be true and correct and the Borrower shall be in strict compliance therewith on and as of the date of each advance with the same effect as if made on such date.

          14.          Interest Reserve Account.  A construction loan interest reserve account shall be established in the amount shown on the Use of Proceeds Schedule.  In lieu of direct payments of accrued interest under the Note by Borrower to the Lender, Borrower may, from time to time, request the Lender to disburse from the interest reserve account an amount equal to interest then accrued under the Note.  If the payment of accrued interest under the Note is not paid when due and if Borrower has not requested the Lender to make a disbursement from the interest reserve account to pay the accrued interest, Borrower hereby agrees that the Lender may then, at the Lender’s option and without notice to Borrower, disburse funds from the interest reserve account to be credited to accrued interest under the Note as of the date of the Lender’s disbursement.  Amounts so disbursed shall be deducted from the remaining balance of the interest reserve account, shall be credited to accrued interest under the Note, and shall constitute loan disbursements under this Agreement.

          15.          Releases.  So long as Borrower is not in default, Lender shall release an individual condominium unit in the proposed improvements from the Mortgage upon payment by Borrower to Lender of the greater of (i) 100% of the advances made under the loan for that individual unit, or (2) 100% of the net sales proceeds from the sale of that individual unit [provided, however, that said release payment shall not be less than the amount shown on Schedule “C” attached hereto]. Notwithstanding the foregoing, release prices shall not be less than the prescribed minimums shown on Exhibit “C” attached hereto and incorporated herein by reference. Net sales proceeds shall mean the gross proceeds from each unit sold, less closing costs and any sales commissions due upon closing.

          16.          Revolving Loan Conditions. Notwithstanding any provision herein to the contrary, no portion of the Loan shall be used to fund either Phase II or Phase III of the construction, unless and until such time as there are sufficient funds available under this $14,000,000.00 revolving line of credit loan and/or the $6,000,000.00 revolving line of credit loan given by Lender in favor of The Goldfield Corporation, to complete the construction of the Phase II and Phase III improvements in their entirety.

          17.          Payment on Two Party Basis. Borrower covenants and agrees that all payments to be made with regard to the construction of the Improvements (except for payments relating to overhead and profit) shall be in the form of Borrower’s two party checks payable to Contractor and the applicable subcontractor or supplier.

          18.          Block on Goldfield Line of Credit. Until such time as the Phase I Structure is topped off and the basic concrete structure is erected (not necessarily dried in, but most concrete form and block work completed) the Borrower and Guarantor agree that One Million and No/100 Dollars ($1,000,000.00) of the $6,000,000.00 revolving line of credit loan given by Lender in favor of The Goldfield Corporation shall be blocked and not available for funding.

ARTICLE V

DEFAULTS

          An event of default shall be deemed to have occurred hereunder if:

          1.          Default Under Promissory Note.  Any failure to make any payment required in the promissory note; or

          2.          Default Under Loan Documents.  Any default or event of default occurs and continues under any of the Loan Documents or any other document executed in conjunction with the Loan; or

          3.          Breach of Warranty/Failure To Strictly Comply With The Covenants.  Any warranties or covenants made or agreed to be made in any of the Loan Documents or any other document executed in conjunction with the Loan shall be breached by Borrower or shall prove to be false or misleading or the Borrower shall have failed to strictly comply with same on a timely basis; or

          4.          Filing of Liens Against the Premises.  Any lien for labor, material, taxes, or otherwise shall be filed against the Premises and not be removed or otherwise discharged within ten (10) days thereafter; or

          5.          Material Adverse Change.  Borrower or any Guarantor shall suffer any material adverse change in financial condition which, in the reasonable opinion of Lender, could impair the ability of the Borrower to perform all of its duties and obligations under the Loan Documents or the Guarantor to perform under his/its or their guaranty; or

          6.          Levy Upon the Premises.  A levy be made under any process on, or a receiver be appointed for the Premises or any other property of Borrower; or

          7.          Bankruptcy or Insolvency of Borrower or Guarantor.

                         (i)          The filing by the Borrower or any Guarantor of a voluntary petition in bankruptcy for adjudication as a bankrupt or insolvent, or the filing by the Borrower or any Guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the Borrower or any Guarantor seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of the Borrower or any Guarantor or of all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due; or

                         (ii)          The failure to timely answer or to discharge within thirty (30) days of filing a petition filed against the Borrower or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation or dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator for the Borrower or any Guarantor, or of all or any substantial part of the mortgaged property or of any or all of the rents, revenues, issues, earnings, profits or income thereof without the consent or acquiescence of the Borrower or any Guarantor; or

          8.          Assignment for the Benefit of Creditors.  Borrower or any Guarantor shall make a general assignment for the benefit of creditors; or

          9.          Transfer of Premises.  Borrower shall without the prior written consent of Lender voluntarily or by operation of law sell, transfer, or convey all or any part of its interest in the Premises or in any of the personalty located thereon or used or intended to be used in connection therewith excepting only transfers due to involuntary condemnation which do not render the property useless for its intended purpose hereunder; or

          10.          Abandonment or Cessation of Construction. Construction of the Improvements shall be abandoned or shall cease for any reason and not be resumed within five (5) days thereafter unless such cessation is due to acts of God, strike, or unavailability of materials which events of force majeure shall not delay construction beyond the time in which Lender may under Article III, Section 9, determine that construction cannot be completed within the time required by this agreement; or

          11.          Lien Against Premises.  Borrower grants any lien or encumbrance upon the Premises; or

          12.          Change in Ownership of Borrower.  Any change in the ownership, membership or control of Borrower without the Lender’s prior written approval; or

          13.          Cross Default.  A default or Event of Default under any one or more of the Loan Documents (or other documents executed in conjunction with the Loan) shall constitute a default or Event of Default herein and under all other indebtedness of any Borrower or any Guarantor to Lender, and a default or Event of Default under any other loan any Borrower or any Guarantor have to Lender (or any lender) shall constitute an Event of Default hereunder; or

          14.          Failure to Disprove Default.  Lender shall reasonably suspect the occurrence of one or more of the above said events of default and Borrower, upon request of the Lender, shall fail to provide evidence reasonably satisfactory to Lender that such event or events of default have not in fact occurred.

ARTICLE VI

REMEDIES OF LENDER

          Upon the occurrence of any one or more of the events of default set out in Article V hereof, Lender shall at its option be entitled, in addition to and not in lieu of the remedies provided for in the Notes, Mortgage, Guaranties, or other documents executed in connection with the loan, to proceed to exercise any of the following remedies:

          1.          Default Constitutes Default Under Loan Documents.  Borrower agrees that the occurrence of such event of default shall constitute a default (or event of default) under each of the Loan Documents, thereby entitling Lender (i) to exercise any of the various remedies therein provided, including but not limited to the acceleration of the indebtedness evidenced by the Note and the foreclosure of the Mortgage, and (ii) cumulatively to exercise all other rights, options, and privileges provided by law or in equity including but not limited to the option to cease or withhold any further advances of the Loan proceeds and declare a default under the Loan.

          2.          Right of Lender to Assume Possession and Complete Construction.  Borrower agrees, upon the request of Lender, to vacate the premises and permit Lender:

                       (i)          to enter into possession,

                       (ii)         to perform or cause to be performed any and all work and labor necessary to complete the Improvements in accordance with Plans and Specifications,

                       (iii)        to employ security watchmen to protect the Premises, and

                       (iv)       to disburse that portion of the loan proceeds not previously disbursed (including any retainage) to the extent necessary to complete construction of the Improvements in accordance with Plans and Specifications, and if the completion requires a larger sum than the remaining un-disbursed portion of the loan, to disburse such additional funds, all of which funds so disbursed by Lender shall be deemed to have been disbursed to Borrower and shall be secured by the Mortgage.  For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete the construction of the Improvements in the name of the Borrower and hereby empowers Lender as said attorney to take all actions necessary in connection therewith including but not limited to the following:  To use any funds of Borrower including any balance which may be held in escrow and any funds which may remain un-advanced hereunder for the purpose of completing the Improvements in the manner called for by the Plans and Specifications; to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications; to employ such contractors, subcontractors, agents, architects, and inspectors as shall be required for said purposes; to pay, settle, or compromise all existing or future bills and claims which are or may be liens against said Premises or may be necessary or desirable for the completion of the Improvements or the clearance of title to the Premises; to execute all applications and certificates in the name of Borrower which may be required by any construction contract and to do any and every act with respect to the construction of the Improvements which Borrower may do in its own behalf.  It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked by death or otherwise.  Said attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the Improvements and to take such action and require such performance as it deems necessary.  In accordance therewith Borrower hereby assigns and quitclaims to Lender all sums to be advanced hereunder, including retainage and any sums in escrow conditioned upon the use of said sums, if any, for the completion of the Improvements.

ARTICLE VII

MISCELLANEOUS

          In the event of a conflict with other provisions of this Agreement, the provisions of this Article VII shall control.

          1.          Certificate Re: Application of Proceeds and Remaining Costs.  Bills or statements for all expenses for which a disbursement is requested shall at the option of Lender be presented to Lender along with a certification from the Borrower, the Architect/Engineer, the Contractor, and Lender’s Inspector that all labor and material for which funds are requested have gone into the project according to approved plans and specifications, and that the balance of the loan proceeds will cover the estimated remaining cost of construction.

          2.          Payment of Construction Costs.  Lender shall be under no duty or obligation to anyone to ascertain whether Borrower has used or will use the proceeds of the loan for the payment of bills incurred by Borrower in connection with the construction of the Improvements.  Payment of all bills for labor and materials in connection with the construction of the Improvements shall be the responsibility of Borrower, and Lender’s sole obligation shall be to advance the proceeds of the loan subject to, and in accordance with, this Agreement.

          3.          Recommendation By Lender’s Inspector.  At no time shall Lender be obligated to disburse funds in excess of that recommended by Lender’s Inspector.

          4.          Notices To All Parties.  All notices, statements, requests, and demands given to or made upon any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given or made when hand delivered or deposited in the Certified Mails of the United States, Return Receipt Requested, postage prepaid, addressed to such party at the address or addresses hereinabove stated following the names of the respective parties, or to a different address in accordance with any un-revoked written direction from such party to the other parties hereto, except in cases herein where it is expressly provided that such notice, request, or demand shall not be effective until received by the party to whom it is intended.

          5.          No Partnership or Joint Venture.  Nothing herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture between Borrower and Lender.

          6.          No Assignment by Borrower.  This Agreement may not be assigned by Borrower without the prior written consent of Lender.  If Lender approves an assignment hereof by Borrower, Lender shall be entitled to make advances to such assignee and such advances shall be evidenced by the note and secured by the mortgage and Loan Documents.  Borrower shall remain liable for payment of all sums advanced hereunder before and after such assignment, and all guarantors shall remain liable under the guaranties.

          7.          Completion of Budget Line Items For Less Than Budgeted.  Notwithstanding the requirements under Article IV above that disbursements be made in accordance with the Use of Proceeds Schedule, to the extent that Borrower is able to complete any budget line items for amounts less than budgeted, then subject to Lender’s review and approval, which may be unreasonably withheld, such savings may be transferred to increase one or more (without the aggregate exceeding the total amount of such savings) budget entries.

          8.          Equity Funds.  Any Equity Funds which are Additional Security for the Note and Mortgage requested by Lender to be deposited by Borrower with Lender shall be held in a separate account to be disbursed by Lender to fund all subsequent requests or Advances and in a manner so as to comply with the Florida’s Construction Lien Law, it being agreed that no Advances of Loan Proceeds shall be made until such Equity Funds have been exhausted unless Lender otherwise agrees in writing.  Lender may at any time and from time to time require Borrower to deposit additional Equity Funds whenever it shall appear to Lender that the remaining proceeds of the Loan to be disbursed and remaining Equity Funds will be insufficient to pay the remaining portion of the construction cost and other costs not already paid and to otherwise complete construction of the Improvements in accordance with the Plans and Specifications, and Borrower hereby covenants and agrees to make such a deposit immediately upon Lender’s request. If Lender does not require a deposit of Equity Funds, Borrower shall pay and deliver to Lender satisfactory evidence of the payment of any portion of the construction cost in excess of the amount of the Loan which remains to be disbursed, together with lien waivers satisfactory to Lender and Title Company.

          9.          Relief from Automatic Stay.  The Borrower hereby agrees that, in consideration of the Lender funding the Loan, in the event that the Borrower shall  (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the United States Code, as amended (“Title 11”);  (ii) be the subject of any order for relief issued under Title 11;  (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to insolvency or bankruptcy, or other relief from creditors for debtors;  (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator;  (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to insolvency or bankruptcy, or other relief from creditors for debtors, the Lender shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Lender under this Loan Agreement and the Loan Documents, and as otherwise provided by law.

          10.          Furnishing of Documents and Funds. The Borrower shall comply with all warranties and covenants set forth in this Agreement and shall furnish all documents and funds to the Lender in a timely basis with time being of the essence.

ARTICLE VIII

GENERAL CONDITIONS

          The following conditions shall be applicable throughout the term of this Agreement:

          1.          Rights of Third Parties.  All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so. In particular, Lender makes no representations and assumes no obligations as to third parties concerning the quality of the construction of the Improvements by Borrower or the absence therefrom of defects.  In this connection Borrower agrees to and shall indemnify Lender from any liability, claims or losses, and attorneys’ fees resulting from the disbursement of the loan proceeds or from the condition of the Premises whether related to the quality of construction or otherwise and whether arising during or after the term of the loan made by Lender to Borrower in connection herewith. This provision shall survive the repayment of said loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

          2.          Evidence of Satisfaction of Conditions.  Any condition of this Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts implies as a condition the existence or nonexistence, as the case may be, of such fact or facts.  However, Lender shall at all times be free independently to establish to its satisfaction and in its absolute discretion such existence or nonexistence.

          3.          Assignment.  Lender shall have the unconditional right to assign all or any part of its interest hereunder to any third parties, but Borrower may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Lender.

          4.          Successors and Assigns Included in Parties.  Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of the Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns whether so expressed or not.

          5.          Headings.  The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

          6.          Invalid Provisions to Affect No Others.  If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

          7.          Neuter and Gender.  Whenever the singular or plural number, masculine or feminine, or neuter gender is used herein, it shall equally include the other.

          8.          Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged, or terminated orally, but only by instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

            9.          Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Florida.

          10.          Time.  Time is of the essence with respect to all duties and periods of time set forth herein.

          11.          Notice and Cure Period.  Notwithstanding any provision in the Loan Agreement, the Note, or the Loan Documents to the contrary, an event of default shall not be deemed to have occurred hereunder as to a non-monetary provision of the Loan Agreement unless and until the Borrower shall fail to cure and remedy said non-monetary breach or default within thirty (30) days after the Borrower has received written notice thereof from the Bank, and an even of default shall not be deemed to have occurred hereunder as to a monetary provision of the Loan Agreement unless and until the Borrower shall fail to cure and remedy said monetary breach or default within ten (10) days after the Borrower has received written notice thereof from the Bank.

          12.          WAIVER OF RIGHT TO JURY TRIAL.  BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND MAKING THE LOAN OR EXTENSION OF CREDIT EVIDENCED BY THE NOTE.

          IN WITNESS WHEREOF, Borrower and Lender have hereunto caused these presents to be executed on the date first above written.

Signed, sealed and delivered in the presence of:

“BORROWER”

PINEAPPLE HOUSE OF BREVARD, INC.,
a Florida corporation

By:	/s/ Curtis R. Mosley	By:	/s/ Stephen R. Wherry

Print Name:	Curtis R. Mosley		STEPHEN R. WHERRY
Treasurer

By:	/s/ LeeAnne Selfridge

Print Name:	LeeAnne Selfridge

“LENDER”

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Curtis R. Mosley	By:	/s/ John L. Tomlinson

Print Name:	Curtis R. Mosley		JOHN L. TOMLINSON
Senior Vice President

By:	/s/ LeeAnne Selfridge

Print Name:	LeeAnne Selfridge

“GUARANTOR”

THE GOLDFIELD CORPORATION, a Delaware corporation

By:	/s/ Curtis R. Mosley	By:	/s/ Stephen R. Wherry

Print Name:	Curtis R. Mosley		STEPHEN R. WHERRY
Treasurer

By:	/s/ LeeAnne Selfridge

Print Name:	LeeAnne Selfridge

SOUTHEAST POWER CORPORATION, a Florida corporation

By:	/s/ Curtis R. Mosley	By:	/s/ Stephen R. Wherry

Print Name:	Curtis R. Mosley		STEPHEN R. WHERRY
Treasurer

By:	/s/ LeeAnne Selfridge

Print Name:	LeeAnne Selfridge

BAYSWATER DEVELOPMENT CORPORATION, a Florida corporation

By:	/s/ Curtis R. Mosley	By:	/s/ Stephen R. Wherry

Print Name:	Curtis R. Mosley		STEPHEN R. WHERRY
Treasurer

By:	/s/ LeeAnne Selfridge

Print Name:	LeeAnne Selfridge

OAK PARK OF BREVARD, INC., a Florida corporation

By:	/s/ Curtis R. Mosley	By:	By: /s/ Stephen R. Wherry

Print Name:	Curtis R. Mosley		STEPHEN R. WHERRY
Treasurer

By:	/s/ LeeAnne Selfridge

Print Name:	LeeAnne Selfridge